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                                                        Exhibit 10.85

                              EMPLOYMENT AGREEMENT
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         EMPLOYMENT AGREEMENT, executed as of December   , 1995 between SpecTran
Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), and Glenn Moore (hereinafter referred to as "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Corporation wishes to employ Executive and Executive wishes to be employed by the Corporation;

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

         1. EMPLOYMENT. The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby accept employment by the Corporation, as President and Chief Executive Officer of the Corporation, or in any other executive capacity as determined by its Board of Directors, subject to the supervision and direction of its Board of Directors, for the two-year period


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commencing January 1, 1996 and ending at midnight two years later (the "Base
Term"). The Base Term shall be automatically extended for successive one-year periods unless either party provides notice to the other to the contrary at least five (5) business days prior to the end of the Base Term or any extension thereof, subject to prior termination in accordance with the provisions of
Article 14 hereof. The Base Term and any extensions thereof shall be referred to in this Agreement as the "Employment Period".

         2. SCOPE OF DUTIES. Executive agrees that he will devote his full time and effort during the Employment Period to the performance of the duties of his office. Executive shall make his business headquarters at Sturbridge, Massachusetts, and shall relocate should the Corporation change its headquarters. Executive shall undertake such travel as the Corporation may request.

         3.       Employment Period - Compensation.
                  --------------------------------

                  (a) EXECUTIVE COMPENSATION. For the services and duties to be rendered and performed by Executive during the Employment Period, the Corporation agrees to pay Executive compensation at the rate of Fourteen Thousand Five Hundred Eighty Three Dollars and Thirty Three Cents ($14,583.33) per month (this amount to be


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referred to as "Executive Compensation"). Executive Compensation shall be payable in equal semi-monthly installments. The Corporation shall reimburse Executive for all expenses reasonably and necessarily incurred in connection with his employment by the Corporation, including traveling expenses while absent on the Corporation's business from its business headquarters. The Board of Directors of the Corporation may increase Executive's Executive Compensation at such time or times and in such amount or amounts as it may in its sole discretion determine.

                  (b)      Other Compensation.
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                           i.       INCENTIVE COMPENSATION. Executive will
participate in incentive compensation plans for key employees adopted by the Corporation from time to time. Executive understands that compensation under any incentive compensation plan adopted by the Corporation will be based upon the Corporation's performance, with targets established by the Corporation's Board of Directors annually and with those targets often varying from year to year. Executive's participation in an incentive compensation plan will permit Executive to earn a bonus or up to thirty percent (30%) of Executive's Executive Compensation.


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                           ii.      STOCK OPTIONS. Executive will receive an
initial grant of fifty thousand (50,000) options to purchase shares of the stock of the Corporation under the Corporation's Incentive Stock Option Plan, subject to the approval of the Incentive Stock Option Committee of the Board of Directors, which will consider such grant at it first meeting following the commencement of the Employment Period. The exercise price of those options will equal the market price of the Corporation's stock on the date of grant and will be subject to the terms of the Corporation's Incentive Stock Option Plan and related Agreement. Executive will be eligible for consideration for additional grants of stock options on an annual basis beginning in 1997.

                           iii.     AUTOMOBILE ALLOWANCE.  Executive will
receive a car allowance of $800 per month.

         4. VACATION. Executive shall be entitled to a vacation each year equal to one (1) month which may be taken all at once or weekly in the sole discretion of Executive.

         5. RELOCATION EXPENSES. The Corporation will pay all of the costs incurred by Executive in moving his household and family


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members from Harrisburg, Pennsylvania to Sturbridge, Massachusetts. The
Corporation will also pay Executive Ten Thousand Dollars ($10,000) upon the commencement of the Employment Period to cover temporary living expenses and transportation costs between Harrisburg and Sturbridge, and an additional Ten Thousand Dollars ($10,000) after Executive completes his relocation to Sturbridge, to cover closing costs and other incidental expenses.

         6. SECRETS. Executive agrees that any trade secrets or any other proprietary information (whether in written, verbal or any other form) relating to the existing or contemplated business and/or field of interest of the Corporation or any of its Affiliates (as defined below), or of any corporation or other legal entity in which the Corporation or any of its Affiliates has an ownership interest of more than twenty-five percent (25%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensors or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list


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of names or classes or customers, which he has heretofore acquired or which he may hereafter acquire during his employment with the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on the Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation and/or its Affiliates, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the regular course of business of the Corporation or its Affiliates. Upon termination of his employment, Executive shall return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research agreements or other agreements entered into by the Corporation or any of its Affiliates. For the purposes of this Agreement, "Affiliates" shall mean any corporation, partnership, joint


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venture, other entity of any type or individual that directly or indirectly, through one or more intermediaries, controls or is controlled, or is under common control with the Corporation.

         7. PATENTS. Executive agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors, assigns, or Affiliates, as the case may be, all his right, title, and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his employment by the Corporation, or, having possibly conceived same prior to his employment, may complete while in the employ of the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on the Corporation's premises, which inventions, improvements, processes, patents or applications for patents are (i) in connection with any matters within the scope of the existing or contemplated business of the Corporation or any of its Affiliates, or (ii) aided by the use of time, materials, facilities or information paid for or provided by the Corporation, all of the foregoing to be held and enjoyed by the Corporation, its successors, assigns or Affiliates, as the case may be, to the full extent of the term for which any Letters Patent may be granted and


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as fully as the same would have been held by Executive, had this Agreement not been made. Executive will make, execute and deliver any and all instruments and documents necessary to obtain patents for such inventions, improvements and processes in any and all countries. Executive hereby irrevocably appoints the Corporation to be his attorney in fact in the name of and on behalf of Executive to execute all such instruments and do all such things and generally to use the Executive's name for the purposes of assuring to the Corporation (or its nominee) the full benefit of its rights under the provisions of Articles 6 and 7.

         8. DISABILITY. (a) In the event Executive becomes partially disabled, or becomes totally disabled (as determined in accordance with Article 8(c) below) and such total disability has continued for less than six (6) full consecutive calendar months but Executive remains partially disabled, then the Corporation shall continue during the Employment Period to pay Executive at the rate of his Executive Compensation as set forth in Article 3 and continue the benefits provided for him in Articles 9 and 10 hereof. The Corporation's obligations in the event of Executive's partial disability shall terminate upon the end of the Employment Period.


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                  (b)      In the event Executive becomes totally disabled (as
determined in accordance with Article 8(c) below), and such total disability has continued for six (6) full consecutive calendar months or more, then for so long thereafter during the Employment Period as such total disability shall continue or for a period of one (1) year, whichever is longer, Executive shall be paid at seventy-five percent (75%) of the rate of his Executive Compensation as set forth in Article 3 hereof.

                  (c) For purposes of this Agreement, determination of whether Executive is or is not totally disabled shall be made as follows:

                           (i) Executive's inability, physical or mental, for whatever reason, to be able to perform his duties to the Corporation shall be total disability; and

                           (ii) If any difference shall arise between the Corporation and Executive as to whether he is totally disabled, such difference shall be resolved as follows: Executive shall be


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                                    examined by a physician appointed by the
                                    Corporation and a physician appointed by Executive. If said two physicians shall disagree concerning whether Executive is totally disabled, that question shall be submitted to a third physician, who shall be selected by such two physicians. The medical opinion of such third physician, after examination of Executive and consultation with such other two physicians, shall decide the question.

                  (d) Should Executive become totally disabled then he may by action of the Board of Directors be removed from his position and employment with the Corporation.

         9. DEATH. In the event of the death of Executive during the Employment Period, the Corporation shall continue to pay Executive's Annual Executive Compensation for a period of one (1) year from the date of death. The salary payment will be made to the wife of Executive or if no wife shall survive Executive, to his Estate.


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         10.      EMPLOYEE BENEFITS. (a) Executive may participate in all
benefit plans to the extent, if any, that he may be eligible to do so under the provisions of such plan or program. Those benefit plans may include medical and insurance, life and accidental death/dismemberment insurance, short- and long-term disability, tuition reimbursement, 401(k) plan, stock purchase plan, vacation and pension plans. The Corporation may terminate, modify, or amend any such plan or program, in the manner and to the extent permitted therein, and the rights of Executive under any such plan or program shall be subject to any such right of termination, modification, or amendment. To the extent any payments under any such plan or program are made to Executive because he is disabled, such amounts shall be credited against amounts due to Executive under Article 8.

                  (b) For the sake of clarification, and notwithstanding any other provision of this Agreement, it is understood and agreed that all benefits provided to Executive under this Agreement shall be provided to the extent that they exceed any employee benefit provided to Executive other than specifically through this Agreement, such as the programs, plans, etc. referred to in Article 10(a) above. The benefits provided under this Agreement shall be supplemental to benefits provided otherwise to Executive by the


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Corporation, and shall not be provided to the extent that they are duplicative.
For example, if a disability benefit is available under a program referred to in
Article 10(a) above and it provides the same or greater benefit than provided in
Article 8 hereof, then no benefit will be paid out under Article 8 hereof. If a disability benefit available under Article 10(a) above is less than that provided in Article 7 hereof, then supplemental payments would be available under Article 7 hereof to the extent that the total of the payment would equal the aggregated benefits provided by Article 7.

         11. COVENANT NOT TO COMPETE. During the Employment Period, Executive agrees not to compete with the Corporation either directly, or by stock interest exceeding five percent (5%), or otherwise in any way in any business in which it or its Affiliates is then engaged anywhere in the world. No later than thirty (30) days immediately following termination of Executive's employment with the Corporation (the "Termination Date"), the Corporation may, by written notice, exercise the right to retain Executive as a consultant during the one year period immediately following the Termination Date and to require that Executive will not (a) engage, directly or indirectly, or by stock interest exceeding five percent


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(5%), or otherwise in any way, in any business in which the Corporation or any of its Affiliates was engaged during the term of his employment or which the Corporation or any of its Affiliates planned, during the term of his employment to enter, (b) solicit any past, present or future customers of the Corporation or any of its Affiliates in any way relating to any business in which the Corporation or any of its Affiliates was engaged during the term of his employment, or which the Corporation or any of its Affiliates planned during the term of his employment, to enter, or (c) induce or actively attempt to influence any other employee or consultant of the Corporation or any of its Affiliates to terminate his or her employment or consultancy with the Corporation or any of its Affiliates. During this one-year period, Executive will receive compensation and employee benefits paid or maintained in the same fashion and in amounts not less than those he received during the last year of employment with the Corporation. In the event that Executive violates any provision of this Article 11 or of Article 6, then in addition to any other remedies available to the Corporation (which can include obtaining injunctive relief as the parties acknowledge that irreparable damage not compensable by money can result), the Corporation shall have the right immediately to terminate any payments or benefits provided or to be provided to


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Executive under this Agreement. For the purposes of this Article 11, the phrase
"the Corporation" shall mean the Corporation and its Affiliates.

         12. ASSIGNMENT. This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume (and the Corporation shall be relieved of) all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an Affiliate, provided that any such Affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such Affiliate. Executive agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall remain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

         13. NON-VIOLATION OF AGREEMENTS WITH PRIOR EMPLOYER. Executive represents that prior to accepting employment with the Corporation, he was employed by AMP Incorporated ("AMP") and party


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to a Confidentiality Agreement, an Intellectual Property Agreement and a Limited
Non-Competition Agreement. Executive represents that he has discussed accepting employment as President and Chief Executive Officer of the Corporation with AMP executives to whom he reports and that he will not be in violation of any of those agreements by accepting such employment.

         14.      Termination.
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                  (a)      FOR CAUSE. The Corporation may terminate Executive's
employment and this Agreement for Cause by delivering written notice to Executive, setting forth the reason for termination. For the purpose of this Agreement, "Cause" shall mean (i) the arrest of the Executive on charges of having committed any felony, (ii) stealing from the Corporation, (iii) a willful breach by Executive of a material provision of this Agreement and (iv) if Executive engages in gross misconduct, such as fraud, dishonesty, gross negligence or gross insubordination. If this Agreement is terminated for Cause, the Corporation's obligation to Executive hereunder shall be limited to the Executive Compensation and benefits earned up to the date notice of termination is delivered to Executive.


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                  (b)      TERMINATION WITHOUT CAUSE. If the Corporation
dismisses Executive without Cause, the Corporation shall continue to fulfill its obligations under this Agreement until the later of (A) the date six months following Executive's dismissal, or (B) the end of the Employment Period.


                  (c) TERMINATION BY EXECUTIVE. If Executive elects to terminate his employment with the Corporation, the Corporation's obligations to Executive under this Agreement shall be limited to the Executive Compensation and benefits earned up to the date of Executive's departure. Nonetheless, the Corporation may notify Executive that it wishes Executive not to compete and to be available as a consultant in accordance with and for the compensation set out in Article 11.

         15. SURVIVAL. The provisions of Articles 6, 7, 11, 15, 16, and 17 shall survive the termination of this Agreement.

         16. NOTICES. All notices required or permitted to be given hereunder shall be mailed by registered mail or delivered by hand to the party to whom such notice is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to


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have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

         Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:


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                           SpecTran Corporation
                           50 Hall Road
                           Sturbridge, Massachusetts 01566

                           Attn:  Raymond E. Jaeger
                                  Chairman of the Board

         Any notice to Executive shall be addressed to the address appearing on the records of the Corporation at the time such notice is given.

         Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

         17. APPLICABLE LAW. This Agreement shall be interpreted and enforced in accordance with the laws of Massachusetts governing contracts made in and to be performed solely in such State.

         18. EFFECTIVE DATE. This Agreement shall become effective as of the date first mentioned in this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed the above
Agreement as of the day and year first above written.


                                          SPECTRAN CORPORATION


                                          By
                                            ------------------------------------
                                            Raymond E. Jaeger
                                            Chairman of the Board


                                            ------------------------------------
                                                       Glenn Moore



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